[Letterhead of Netherland, Sewell & Associates, Inc.]

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of VAALCO Energy, Inc. for the year ended December 31, 2015.  We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from VAALCO Energy, Inc.’s oil and gas reserves as of December 31, 2015, 2014 and 2013 and to the inclusion of our report dated February 29, 2016 and March 1, 2016 as exhibits to the Annual Report on Form 10‑K of VAALCO Energy, Inc. for the year ended December 31, 2015.  We further consent to the incorporation by reference thereof into VAALCO Energy, Inc.’s Registration Statements on Form S-3 (No. 333-195919) and Forms S-8 (Nos. 333-197180, No. 333-144849, No. 333-183515, No. 333-67858, and No. 333-114448).

NETHERLAND, SEWELL & ASSOCIATES, INC.
By: /s/ Danny D. Simmons, P.E.
Danny D. Simmons P.E.
President and Chief Operating Officer

Houston, Texas

March 14, 2016